Exhibit 10.18

                         Agreement


          This Agreement dated as of December 31, 1993 is by and between TPI Enterprises, Inc. (the "Company") and
Patricia Hildebrand ("Ms. Hildebrand").

          WHEREAS, pursuant to Section 8(f) of the TPI
Enterprises, Inc. Nonqualified Retirement Plan for Senior
Executives (the "Plan"), the Company has decided to terminate the Retirement Plan; and

          WHEREAS, Ms. Hildebrand is a Participant under the Plan (as such term is defined in the Plan); and

          WHEREAS, in connection with such termination, the Company and Ms. Hildebrand have agreed that instead of receiving the amounts owed to her pursuant to the Plan, she shall receive a lump sum payment as set forth below in full settlement of all claims she may have under the Plan;

          NOW, THEREFORE, in consideration of the cove-nants and releases set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Release. Effective upon the payment to Ms. Hildebra-
     -------
nd of $375,000, which payment shall be made simulta-neously with the execution of this Agreement, she hereby

     a. acknowledges that she shall not be entitled to any additional benefits under the Plan now or in the future, and

     b. releases the Company from all obligations and liabilities arising from, under or in connection with the Plan, whether currently existing or arising at any time hereafter, and hereby releases the Company from all past, present and future claims, demands, actions, causes of action, liabilities, rights, damages, costs, expenses and compensation of every nature whatsoever, whether direct or indirect, arising from or under the Plan.

2.   Settlement Amount.  The parties hereto agree that
     -----------------
the amount paid to Ms. Hildebrand is a mutually agreed to settlement amount and is not based on the formula govern-ing payments under the Plan.


3.   Miscellaneous.
     -------------

     a. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes all prior or contemporaneous written or verbal agreements, representa-tions and understandings of the parties.

     b. No supplement, modification or amendment or this Agreement shall be binding unless executed in writing by all the parties.

     c. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a continu-ing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     d. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     e. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts that are executed and performed entirely in New York.

     f. If any provision of the Agreement is held to be invalid or unenforceable by any court of final jurisdic-tion, it is the intent of the parties hereto that all other provisions of the Agreement be construed to remain fully valid, enforceable and binding on the parties.

     g. Each party hereto shall further execute and deliver all such appropriate supplemental agreements and other instruments and take such other action as may be necessary to make this Agreement fully and legally effec-tive, binding and enforceable as between the parties hereto and as against third parties or as the other parties may reasonably request.



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



     h. This Agreement may be executed simultaneously in one or more counterparts, each if which shall be deemed to be an original, but all of which together shall con-stitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                         TPI ENTERPRISES, INC. a
                         New Jersey corporation


                         By:  /s/ J. Gary Sharp
                         -----------------------
                         Name:  J. Gary Sharp
                         Title:  President and Chief
                                  Executive Officer



                         /s/ Patricia Hildebrand
                         -----------------------
                         Patricia Hildebrand























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